CONFORMED COPY


                              DATED 7th AUGUST 1998



                          NATIONAL WESTMINSTER BANK Plc
                                   (as Agent)

                                     - and -

                          NATIONAL WESTMINSTER BANK Plc
                                   (as a Bank)

                                     - and -

                       THE FIRST NATIONAL BANK OF MARYLAND
                                   (as a Bank)

                                     - and -

                                  COMERICA BANK
                                   (as a Bank)

                                      - and

                       HUNTINGDON LIFE SCIENCES GROUP plc


                        HUNTINGDON LIFE SCIENCES LIMITED

                                     - and -

                         HUNTINGDON LIFE SCIENCES, INC.

                         ------------------------------

                         FOURTH INTERCREDITOR AGREEMENT
                        replacing the third Intercreditor
                                    Agreement
                       between the same parties dated 17th
                                   March 1998

         -------------------------------------------------------------

                                        TABLE OF CONTENTS


Clause        Heading                                    Page Number

1.            INTERPRETATION.................................2
2.            PRIORITIES.....................................5
3.            RISK-SHARING BY FNBM...........................6
4.            RISK-SHARING BY FNBM AND COMERICA..............8
6.            CO-OPERATION..................................10
7.            NO OBLIGATIONS TO BORROWERS...................10
9.            COUNTERPARTS..................................11
10.           LAW AND JURISDICTION..........................11

SCHEDULE      1 Participation in Risk-Sharing...............12
SCHEDULE      2 Security....................................13

THIS AGREEMENT is made the 7th day of August 1998

BETWEEN:

(1) NATIONAL WESTMINSTER BANK Plc of 3rd Floor, Juno Court, 25 Prescot Street, London E1 8BB (as Agent) (the "Agent");

(2) NATIONAL WESTMINSTER BANK Plc of Phase 2, King's Cross House, 200 Pentonville Road, London N1 9HL (as a Bank) ("NatWest");

(3) THE FIRST NATIONAL BANK OF MARYLAND of 26 South Charles Street, Baltimore, MD21201, United States of America (as a Bank) ("FNBM");

(4)    COMERICA BANK (as a Bank) ("Comercia");

(5) HUNTINGDON LIFE SCIENCES GROUP plc a company incorporated in England and Wales with registered number 502370 of Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE17 5HS ("the Parent");

(6) HUNTINGDON LIFE SCIENCES LIMITED a company incorporated in England and Wales with registered number 1815730 of Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE17 5HS ("HLSL"); and

(7) HUNTINGDON LIFE SCIENCES, INC. a company incorporated under the laws of the State of Delaware, USA, having its registered office at 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware, United States of America ("HLS").

WHEREAS:

(A) By a facilities agreement dated 1st November 1995 between the Borrowers (1), the Banks (as defined therein) (2) and the Agent (3) as subsequently amended (the "Facilities Agreement") the Banks made available to the Borrowers certain facilities.

(B) By various security agreements and guarantees and debentures the Borrowers granted security over their respective assets in favour of the Agent as continuing security for their obligations under the Facilities Agreement.

(C) By a facility letter dated 17th March 1998 (the "New Facility Letter") addressed to the Borrowers, NatWest in its capacity as the Overdraft Bank thereunder agreed to provide the First New Overdraft Facility and the Second New Overdraft Facility to the Parent and HLSL on the terms and conditions set out therein and FNBM and NatWest in their capacity as Banks agreed to share the risk incurred by NatWest as Overdraft Bank in providing the First New Overdraft Facility and FNBM, NatWest and
     Comerica in their capacity as Banks agreed to share the risk incurred on the terms and conditions as set out herein.

(D) By supplemental deeds dated 26th February 1998 the Borrowers have extended the security created by the documents referred to in Recital B to cover all of the obligations and liabilities of the Borrowers to the Banks howsoever incurred.

(E) By a facility letter of today's date (the "Bridging Facility Letter") addressed to the Borrowers, NatWest in its capacity as the Overdraft Bank has agreed to provide the Bridging Facility to the Parent and HLSL on the terms and conditions set out therein and FNBM, Coamerica and NatWest in their capacity as Banks have agreed to grant super priority to the Overdraft Bank with respect to the amount outstanding at any time under the Bridging Facility.

NOW THIS AGREEMENT WITNESSES as follows:

1.     INTERPRETATION

1.1 In this Agreement (including the Recitals), unless the context otherwise requires or unless otherwise defined or provided for in this Agreement, words and expressions shall have the same meanings as are attributable to them under the Facilities Agreement. In addition the following words and expressions shall have the respective meanings ascribed to them:

       "Bridging Facility" means the (pound)1,000,000 bridging facility to be provided by the Overdraft Bank by means of an overdraft on the current accounts of the Parent and HLSL at the Overdraft Bank;

       "First New Overdraft Facility" bears the same meaning as in the New Overdraft Document;

       "First New Overdraft Outstandings" means at any time the aggregate amount outstanding by way of overdraft under the First New Overdraft Facility;

       "First Participation Percentage" means, at any time, in relation to NatWest and FNBM the percentage of their participation in the risk incurred by NatWest under the First New Overdraft Facility as set out in Column 2 of Schedule 1;

       "First  Super  Priority   Obligations"   means  all  moneys  owing,
       obligations and other liabilities of the Parent and HLSL to the Overdraft Bank under the Bridging Facility;

       "Junior Obligations" means the NatWest Obligations;

       "NatWest Facility Document" means a facility letter dated 10th September 1997 (as amended by a letter dated 26th February 1998) from NatWest to HLSL and the Parent in respect of overdraft, forex daytime exposure and terminable indemnity facilities in an aggregate amount of (pound)995,000;

       "NatWest Obligations" means the (pound)100,000 (plus interest thereon) owing by the Parent and/or HLSL to NatWest in respect of the Residual Overdraft together with all moneys owing to NatWest in respect of the terminable indemnity forex and daylight exposure Facilities made available under the NatWest Facility Document;

       "Net Proceeds" means in relation to the Security the net proceeds of sale or other realisation of the assets subject to the Security after discharge of all direct costs incurred in such sale or realisation, the discharge of any prior ranking claims and, where appropriate, all costs, charges, fees and expenses of any receiver appointed pursuant to the Security;

       "New Overdraft Document" means the facility letter dated 17th March 1998 from NatWest as Overdraft Bank to the Borrowers;

       "Outstandings" means in relation to each Bank, at the time of a distribution of the Net Proceeds, the amount owing to that Bank by all the Borrowers under the Facilities Agreement, and in respect of NatWest and FNBM also under the First New Overdraft Facility (and in calculating the Outstandings in respect of FNBM, the Agent will take into account FNBM's liability to NatWest under the risk sharing provisions contained in Clause 3 of this Agreement);

       "Priority Obligations" means all moneys owing, obligations and other liabilities of the Borrowers to the Banks and the Agent pursuant to the Facilities Agreement and under the First New Overdraft Facility;

       "Residual Overdraft" means the residual overdraft facility provided under the NatWest Facility Document;

       "Second New Overdraft Facility" bears the same meaning as in the New Overdraft Document;

       "Second New Overdraft Outstandings" means at any time the aggregate amount outstanding by way of overdraft under the Second New Overdraft Facility;

       "Second Participation Percentage" means at any time, in relation to NatWest, FNBM and Comerica the percentage of their participation in the risk incurred by NatWest under the Second New Overdraft Facility as set out in Column 3 of Schedule 1;

       "Security" means all the security executed by the Borrowers in favour of the Agent as security trustee for the Secured Parties details of which are listed in Schedule 2 to this Agreement together with any further security so created by the Borrowers or any of them;

       "Sharing Percentages" means in relation to each Bank a percentage calculated using the following formula:

       A = B x 100
             C

       A = Sharing Percentage of the Bank in question B = Outstandings of the Bank in question C = Total Outstandings; and

       "Super Priority Obligations" means all moneys owing, obligations and other liabilities of the Borrowers to the Overdraft Bank and the Banks under the Second New Overdraft Facility; and

       "Total Outstandings" means, at the time of a distribution of the Net Proceeds, the aggregate amount owing to all the Banks by the Borrowers under the Facilities Agreement and the First New Overdraft Facility.


1.2    Interpretation

       In this Agreement, unless the context otherwise requires:

       (a) references to any persons shall be construed so as to include that person's assigns, transferees or successors in title;

       (b) references to any document (or any specified provisions of any document) shall be construed as references to such document or that provision as amended or novated or supplemented or replaced, as the case may be, from time to time;

       (c) references to the singular shall include the plural and vice versa and references by way of male, female or neuter pronoun shall include references to all genders; and

       (d) references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Agreement as amended or varied from time to time.


2.     PRIORITIES

2.1 It is hereby agreed by and between the parties to this Agreement that on enforcement of the Security the Net Proceeds shall be applied:

       (i)    first, in discharge of the First Super Priority Obligations;

       (ii)   second, in discharge of the Super Priority Obligations;

       (iii)  third, in discharge of the Priority Obligations; and

       (iv) fourth, in discharge of the Junior Obligations.

2.2 The Security is a continuing security and the ranking of the First Super Priority Obligations, Super Priority Obligations, the Priority Obligations and the Junior Obligations as provided for in this Agreement shall not be affected by any fluctuation in the amounts from time to time of the First Super Priority Obligations, Super Priority Obligations, the Priority Obligations or the Junior Obligations or by the existence at any time of a credit balance on any current or other accounts.

2.3 The moneys owing and obligations and other liabilities of the Overdraft Borrowers to the Banks in respect of the Second New Overdraft Facility shall rank pari passu in all respects so that on enforcement the Net Proceeds shall be shared between the Banks pro rata on the basis of their respective Second Participation Percentages.

2.4 For the avoidance of doubt it is confirmed that the moneys owing and obligations and other liabilities of the Borrowers to the Banks and the Agent under the Facilities Agreement and of the Overdraft Borrowers to NatWest and FNBM in respect of the First New Overdraft Facility shall rank pari passu in all respects and that on enforcement, after payment of the First Super Priority Obligations and the Super Priority Obligations, the Net Proceeds shall be shared between the Banks pro rata on the basis of their respective Sharing Percentages.

2.5 In the event of the Group making any early repayment of the Facilities or of amounts due under the New Facility Letter whether by voluntary repayment from cashflow or from the sale of any assets such reduction will be applied in accordance with the priorities set out in Clause 2.1 as if they were Net Proceeds.


3.     RISK-SHARING BY FNBM

3.1.1 FNBM hereby irrevocably and unconditionally agrees and undertakes to NatWest to indemnify NatWest and to keep NatWest fully and effectively indemnified on demand and free of any set-off, counterclaim or other deductions against all losses, liabilities, costs, charges and expenses which NatWest at any time incurs or suffers arising out of or in connection with the provision of the First New
       Overdraft Facility (including for the avoidance of doubt the First New Overdraft Outstandings) (other than in respect of gross negligence or wilful misconduct on the part of NatWest) (the "Liabilities") PROVIDED THAT FNBM shall only be obliged to indemnify NatWest under this Clause to the extent of an amount equivalent to its First Participation Percentage of the Liabilities.

3.1.2 A certificate of an officer of NatWest as to the amount of the Liabilities shall, save in the case of manifest error, be binding on FNBM.

3.1.3  NatWest  shall not be obliged  to take any  action to  recover  the
       Liabilities   from  the   Borrowers   before   making   demand  for
       indemnification against FNBM under this Clause 3.1.

3.2    COUNTER-INDEMNITY BY THE BORROWERS

3.2.1 Each of the Borrowers hereby unconditionally and irrevocably, and jointly and severally, agree and undertake to each of NatWest and FNBM as follows:

   (a) to indemnify NatWest and FNBM and to keep NatWest and FNBM fully and effectively indemnified against all actions, proceedings, claims, damages, demands, losses, liabilities, costs, charges and expenses (including, for the avoidance of doubt, any such arising under any of the indemnities given by FNBM to NatWest under Clause 3.1) which are at any time brought or preferred against NatWest and/or FNBM or which either or both of them at any time incurs arising out of or in connection with the provision of the First New Overdraft Facility;

   (b) to pay NatWest and FNBM on demand free of all set-off, counterclaim or other deductions of any nature whatsoever all payments, losses, costs and expenses suffered or incurred or arising in relation to the First New Overdraft Facility together with interest thereon calculated in accordance with the provisions of and at the rate specified in Paragraph 6.1.1 of the New Facility Letter which interest shall accrue and be payable as from the date on which such payments, losses, costs and expenses are paid or incurred by NatWest and/or FNBM without the necessity for any demand being first made for payment thereof; and

   (c) that until all obligations, indebtedness or liabilities (whether actual or contingent) of the Borrowers to both NatWest and FNBM have been fully and effectively discharged the Borrowers shall not be entitled to share in any security held or money received by NatWest and/or FNBM on account of the same or to stand in the place of NatWest and/or FNBM in respect of any such security or money or take any step to enforce any right or claim against the Borrowers in respect of any monies paid by the Borrowers to NatWest and/or FNBM or exercise any right of surety in competition with NatWest and/or FNBM and that the obligations of the Borrowers under this Clause 3.2.1 shall not be discharged nor shall the liability of the Borrowers hereunder be affected or reduced by reason of any failure of or irregularity, defect or informality in any security nor by any legal limitation, bar or restriction, disability, incapacity or want of any borrowing powers of the Borrowers or want of authority of any director, manager, official or other person appearing to be acting for the Borrowers in any matter in respect of the monies or liabilities hereby secured or by any supervening matters rendering the performance of the obligations of the Borrowers illegal in any jurisdiction and such monies or liabilities will be recoverable by the NatWest and FNBM from the Borrowers as sole or as principal debtors.

3.2.2 For the avoidance of doubt the Borrowers shall not be obliged to pay under the indemnity contained in Clause 3.2.1 any more than they would have had to pay had they made payment in full of all sums owing in respect of the First New Overdraft Facility and any costs and expenses attributable to the collection of the same.


4.       RISK-SHARING BY FNBM AND COMERICA

4.1.1 Each of FNBM and Comerica severally hereby irrevocably and unconditionally agrees and undertakes to NatWest to indemnify NatWest and to keep NatWest fully and effectively indemnified on demand and free of any set-off, counterclaim or other deductions against all losses, liabilities, costs, charges and expenses which NatWest at any time incurs or suffers arising out of or in connection with the provision of the Second New Overdraft Facility (including for the avoidance of doubt the Second New Overdraft Outstandings) (other than in respect of gross negligence or wilful misconduct on the part of NatWest)
         (the "Liabilities") PROVIDED THAT FNBM and Comerica shall only be obliged to indemnify NatWest under this Clause to the extent of an amount equivalent to their respective Second
         Participation Percentage of the Liabilities.

4.1.2 A certificate of an officer of NatWest as to the amount of the Liabilities shall, save in the case of manifest error, be binding on FNBM and Comerica.

4.1.3    NatWest  shall not be obliged  to take any  action to  recover  the
         Liabilities   from  the   Borrowers   before   making   demand  for
         indemnification against FNBM and Comerica under this Clause 4.1.

4.2      COUNTER-INDEMNITY BY THE BORROWERS

4.2.1    Subject   to   Clause   4.2.2   each   of  the   Borrowers   hereby
         unconditionally and irrevocably, and jointly and severally, agree and undertake to each of NatWest, Comerica and FNBM as follows:

 (a) to indemnify NatWest, Comerica and FNBM and to keep NatWest, Comerica and FNBM fully and effectively indemnified against all actions, proceedings, claims, damages, demands, losses, liabilities, costs, charges and expenses (including, for the avoidance of doubt, any such arising under any of the indemnities given by FNBM, Comerica to NatWest under Clause 4.1) which are at any time brought or preferred against NatWest and/or Comerica and/or FNBM or which any or all of them at any time incurs arising out of or in connection with the provision of the Second New Overdraft Facility;

 (b) to pay NatWest, Comerica and FNBM on demand free of all set-off, counterclaim or other deductions of any nature whatsoever all payments, losses, costs and expenses suffered or incurred or arising in relation to the Second New Overdraft Facility together with interest thereon calculated in accordance with the provisions of and at the rate specified in Paragraph 6.1.1 of the New Facility Letter which interest shall accrue and be payable as from the date on which such payments, losses, costs and expenses are paid or incurred by NatWest and/or Comerica and/or FNBM without the necessity for any demand being first made for payment thereof; and

(c) that until all obligations, indebtedness or liabilities (whether actual or contingent) of the Borrowers to each of NatWest, Comerica and FNBM have been fully and effectively discharged the Borrowers shall not be entitled to share in any security held or money received by NatWest and/or Comerica and/or FNBM on account of the same or to stand in the place of NatWest and/or Comerica and/or FNBM in respect of any such security or money or take any step to enforce any right or claim against the Borrowers in respect of any monies paid by the Borrowers to NatWest and/or Comerica and/or FNBM or exercise any right of surety in competition with NatWest and/or Comerica and/or FNBM and that the obligations of the Borrowers under this Clause 4.2.1 shall not be discharged nor shall the liability of the Borrowers hereunder be affected or reduced by reason of any failure of or irregularity, defect or informality in any security nor by any legal limitation, bar or restriction, disability, incapacity or want of any borrowing powers of the Borrowers or want of authority of any director, manager, official or other person appearing to be acting for the Borrowers in any matter in respect of the monies or liabilities hereby secured or by any supervening matters rendering the performance of the obligations of the Borrowers illegal in any jurisdiction and such monies or liabilities will be recoverable by the NatWest and Comerica and FNBM from the Borrowers as sole or as principal debtors.

4.2.2 For the avoidance of doubt the Borrowers shall not be obliged to pay under the indemnity contained in Clause 4.2.1 any more than they would have had to pay had they made payment in full of all sums owing in respect of the Second New Overdraft Facility and any costs and expenses attributable to the collection of the same.


5.     MAKING DEMAND

       Each of the Banks hereby agrees with the other Bank that NatWest in its capacity as Agent and as Overdraft Bank shall not and shall not be obliged to make any demand for repayment of the Facilities or the Overdraft Facilities or the Bridging Facility without having obtained the prior written authority of all of the Banks.


6.     CO-OPERATION

       The Agent and the Banks shall co-operate to ensure that any moneys in the hands of a receiver appointed pursuant to any of the Security are distributed in a manner consistent with the provisions of this Agreement.


7.     NO OBLIGATIONS TO BORROWERS

7.1 The Borrowers join in this Agreement to acknowledge the arrangements made between the Banks and the Agent in this Agreement and to give the indemnities set out in Clauses 3.2 and 4.2 but shall have no rights under this Agreement.

7.2 Nothing in this Agreement shall as between the Borrowers on the one hand and the Banks on the other hand affect or prejudice any rights or remedies under the Security.


8.     REPLACEMENT

       This Agreement supersedes and replaces the Intercreditor Agreements dated 17th March 1998 and 26th February 1998 except that the provisions of Clause 3 of the latter agreement remain in force.


9.     COUNTERPARTS

       This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.


10.    LAW AND JURISDICTION

       This Agreement shall be governed by, and construed in all respects in accordance with English law.


IN WITNESS whereof the parties hereto causes this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                          Participation in Risk-Sharing




Bank       First Participation Percentage     Second Participation Percentage

NatWest           71.429%                               47.619%

FNBM              28.571%                               28.571%

Comerica          --                                    23.810%


                                   SCHEDULE 2

                                    Security


                                 Document                                    Executed by           Date

1.  Guarantee and Debenture in favour of the Agent as amended by a              Parent             1.11.95
    Supplemental Deed dated 20th January 1998 and a Supplemental Deed dated 26th February 1998

2.  Guarantee  and  Debenture  in favour of the  Agent as  amended  by a        HLSL
    21.11.95  Supplemental  Deed dated 20th January  1998 and a  Supplemental
    Deed dated 26th February 1998

3.  Guarantee in favour of the Agent as amended by a Supplemental Deed          HLS                21.11.95
    dated 20th January 1998 and a Supplemental Deed dated 26th
    February 1998

4.  Security Agreement in favour of the Agent as amended by a                   HLS                21.11.95
    Supplemental Deed dated 20th January 1998 and a Supplemental Deed dated 26th February 1998

5.  Mortgage  in favour  of the Agent  over the New  Jersey  Property  as       HLS
    16.01.98 amended by a Supplemental Deed dated 26th February 1998

6.  Equipment Mortgage in favour of the Agent                                   HLSL               20.04.98

7.  Security Agreement incorporating an Equipment Mortgage and a                HLS                30.04.98
    Charge over an Operating Account in favour of the Agent


SIGNED by                                             )  S J HAMILTON
S J HAMILTON                                          )
for and on behalf of NATIONAL WESTMINSTER BANK Plc    )
(as Agent)                                            )





SIGNED by                                             )  S J HAMILTON
S J HAMILTON                                          )
for and on behalf of NATIONAL WESTMINSTER BANK Plc    )
(as a Bank)                                           )





SIGNED by                                             )  RONALD LAPOINTE
RONALD LAPOINTE                                       )
for and on behalf of THE FIRST NATIONAL BANK OF       )
MARYLAND (as a Bank)                                  )





SIGNED by                                             )  HENRY HADJAS
HENRY HADJAS                                          )
for and on behalf of COMERICA BANK (as a Bank)        )
                                                      )





SIGNED by                                             )  CHRISTOPHER CLIFFE
CHRISTOPHER CLIFFE                                    )
for and on behalf of HUNTINGDON LIFE SCIENCES GROUP   )
plc                                                   )





SIGNED by                                             )  CHRISTOPHER CLIFFE
CHRISTOPHER CLIFFE                                    )
for and on behalf of HUNTINGDON LIFE SCIENCES         )
LIMITED                                               )





SIGNED by                                             )  CHRISTOPHER CLIFFE
CHRISTOPHER CLIFFE                                    )
for and on behalf of HUNTINGDON LIFE SCIENCES, INC.   )
                                                      )